CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement of Franklin Tax-Advantaged U.S. Government Securities Fund on Form N-1A File No. 33-11963 of our report dated February 4, 1997 on our audit of the financial statements and financial highlights of Franklin Tax-Advantaged U.S. Government Securities Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement.


                                    /s/Coopers & Lybrand L.L.P.
                                       COOPERS & LYBRAND L.L.P.



San Francisco, California
April 28, 1997